Exhibit 99.1

Zynex Appoints Anna Lucsok as Chief Operating Officer of Zynex Medical

ENGLEWOOD, Colo., (PR Newswire,  January 28, 2021) -- Zynex, Inc. (NASDAQ: ZYXI), an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, stroke rehabilitation, cardiac monitoring and neurological diagnostics today announced that it has promoted Anna Lucsok to Chief Operating Officer (COO) of Zynex Medical, its pain management division. Joseph Papandrea, previously held the position of COO.

Thomas Sandgaard, founder and CEO said: “I would personally like to thank Joseph for his leadership and contributions. We wish him nothing but the best in the future. I would also like to congratulate Anna on a well-deserved promotion to COO of Zynex Medical. Anna has been instrumental in transforming our reimbursement and sales operations, which are the backbone of the Company, along with our expansions to elevate our patient’s experience.”

Anna Lucsok previously served as Vice President of Reimbursement and Sales Operations with Zynex Medical. In this position she was responsible for leading and expanding Zynex’s order, reimbursement, patient experience, and inside sales support operations. During her tenure each of these teams have consistently achieved quarterly targets, while also expanding in size. Ms. Lucsok brings more than 9 years of healthcare operations experience as well as critical knowledge of revenue cycle management and medical care collections. Ms. Lucsok has been involved in various operations positions as well as management positions with Zynex since her start in 2018, including serving as Billing Manager and Analyst. She’s previously held key positions with companies such as University of Colorado Hospital, the US Air Force based in Germany and Japan, and Schryver Medical. Ms. Lucsok holds certification in medical billing as well as completed her degree in Healthcare Administration and Management from Colorado State University.

Ms. Lucsok added, “I’m honored to take on this new role with the Company and I too, want to thank Joseph for his contributions in setting the stage for our plans as we continue to scale seamlessly in 2021 and beyond. I’m excited about the opportunities in front of us as our internal and sales teams continue to drive our growth and success, while focusing on providing exceptional patient care.”

About Zynex

Zynex, founded in 1996, markets and sells its own design of electrotherapy medical devices used for pain management and rehabilitation; and the Company's proprietary NeuroMove device designed to help recovery of stroke and spinal cord injury patients. Zynex has also developed a blood volume monitor for use in hospitals and surgery centers.  For additional information, please visit: Zynex.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, forecasts, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore you should not rely on any of these forward looking statements. The Company makes no express or implied representation or warranty as to the completeness of forward looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement for our products from health insurance companies, our dependence on third party manufacturers to produce our goods on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the impact of COVID-19 on the global economy and other risks described in our filings with the Securities and Exchange Commission including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2019 as well as our quarterly reports on Form 10-Q and current reports on Form 8-K.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Zynex, Inc.
(800) 495-6670

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